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Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF FOREST OIL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2008 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Forest Oil Corporation (the "Company") hereby certifies that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 6, 2008
/s/ DAVID H. KEYTE David H. Keyte Chief Financial Officer

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  Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF FOREST OIL CORPORATION PURSUANT TO 18 U.S.C. SECTION 1350